UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15011 Katy Freeway, Suite 800, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 749-7800

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02            Termination of a Material Definitive Agreement.

Credit Facility

In connection with the consummation of the Transaction (as defined below), on October 6, 2017, Atwood Oceanics, Inc. (“Atwood”) and Atwood Offshore Worldwide Limited (“AOWL”) terminated all outstanding commitments under the Amended and Restated Credit Agreement, dated as of April 10, 2014 (as amended from time to time, the “Credit Agreement”), by and among Atwood, as guarantor, AOWL, as borrower, the lenders party thereto and Nordea Bank AB, London Branch, as administrative agent. In connection with the termination of the Credit Agreement, on October 6, 2017, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations were released.

Letter of Credit Facility

In connection with the consummation of the Transaction, on October 5, 2017, AOWL terminated its letter of credit facility under the Continuing Letter of Credit Agreement (Uncommitted), dated as of July 29, 2015 (the “L/C Facility Agreement”), between AOWL and BNP Paribas.  No letters of credit or other obligations of AOWL were outstanding under the L/C Facility Agreement at the time of its termination.

Senior Notes (Due February 2020)

On September 6, 2017, Atwood issued a conditional redemption notice (the “Notice”) with respect to its 6.50 % Senior Notes due 2020 (the “Notes”) issued by Atwood under the First Supplemental Indenture, dated as of January 18, 2012, to the Indenture, dated as of January 18, 2012 (collectively, as amended, supplemented or otherwise modified, the “2020 Notes Indenture”), by and between Atwood and The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to Wells Fargo Bank, National Association, as trustee. With the consummation of the Transaction (as defined below), such conditions were satisfied, and on October 6, 2017, Atwood redeemed all of its outstanding 2020 Notes in accordance with the optional redemption provisions contained in the 2020 Notes Indenture. In connection therewith, the 2020 Notes Indenture has been satisfied and discharged in accordance with its terms and Atwood has been released from its obligations with respect to the 2020 Notes Indenture and the 2020 Notes, except with respect to those provisions of the 2020 Notes Indenture that by their terms survive the satisfaction and discharge.

The descriptions of the Credit Agreement, the L/C Facility Agreement and the Notes contained in Atwood’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as updated in its subsequent Quarterly Reports on Form 10-Q, are incorporated in this Item 1.02 by reference.

Item 2.01            Completion of Acquisition of Disposition of Assets.

On October 6, 2017, Atwood completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated as of May 29, 2017 (the “Merger Agreement”), by and among Ensco plc (“Ensco”), Echo Merger Sub LLC, a wholly owned subsidiary of Ensco (“Merger Sub”), and Atwood.  Pursuant to the Merger Agreement, Merger Sub merged with and into Atwood at 7:00 a.m. Houston time on October 6, 2017 (the “Effective Time”), with Atwood continuing as the surviving corporation and wholly owned subsidiary of Ensco (the “Transaction”).

The information in Item 3.03 of this report is incorporated into this Item 2.01 by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (“SEC”) on May 30, 2017 as Exhibit 2.1 to Atwood’s Current Report on Form 8-K.

Atwood has incorporated the Merger Agreement by reference as an exhibit to this report to provide investors and security holders with information on its terms.  That incorporation by reference is not intended to provide any other financial information about the parties to the Merger Agreement or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates; were solely for the benefit of the parties; may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders.

Investors and security holders should not rely on the representations, warranties and covenants or any description of those provisions as characterizations of the actual state of facts or conditions of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, and that subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Transaction, Atwood notified the New York Stock Exchange (the “NYSE”) that trading in Atwood common stock, par value $1.00 per share (“Atwood Common Stock”), should be suspended and listing of Atwood Common Stock on the NYSE should be removed.  Trading of Atwood Common Stock on the NYSE was suspended prior to the opening of business on October 6, 2017.  Atwood also requested that the NYSE file with the SEC an application on Form 25 to delist and deregister Atwood Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, Atwood intends to file with the SEC a Form 15 requesting that the reporting obligations of Atwood under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03            Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding share of Atwood Common Stock (other than each share of Atwood Common Stock issued and outstanding immediately prior to the effective time (i) that was owned or held in treasury by Atwood and (ii) that was owned by Ensco, Merger Sub or any of their respective subsidiaries) was converted into the right to receive 1.60 validly issued, fully paid and nonassessable Class A ordinary shares, nominal value $0.10 per share, of Ensco (“Ensco Shares”).

The issuance of Ensco Shares in connection with the Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement on Form S-4 (File No. 333-218808) (as amended, the “Registration Statement”) filed by Ensco with the SEC and declared effective on August 18, 2017. The definitive joint proxy statement/prospectus of Atwood and Ensco, dated August 18, 2017, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Transaction, including a description of the treatment of equity awards.

Item 5.01            Changes in Control of Registrant.

As a result of the consummation of the Transaction, at the Effective Time, Atwood became an indirect, wholly owned subsidiary of Ensco.

The information in Item 2.01, Item 3.03 and Item 5.02 of this report is incorporated in this Item 5.01 by reference.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the consummation of the Transaction, Atwood’s directors and executive officers ceased serving in such capacities, and officers of Echo Merger Sub immediately prior to the Effective Time became directors and officers of Atwood. Jack E. Golden and Phil D. Wedemeyer, who were members of the Board of Directors of Atwood prior to the Transaction, were appointed as directors of Ensco on October 6, 2017.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of May 29, 2017, by and among Ensco plc, Echo Merger Sub and Atwood (incorporated by reference from Exhibit 2.1 of Atwood’s Current Report on Form 8-K filed with the SEC on May 30, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)
Date: October 6, 2017
/s/ Colleen Grable
Vice President and Treasurer